SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________________

FORM 8-K

Current Report
Dated March 10, 2003

of

ARRIS GROUP, INC.

A Delaware Corporation
IRS Employer Identification No. 58-2588724
SEC File Number 001-16631

11450 Technology Circle
Duluth, Georgia 30097
(678) 473-2000

Item 5.     Other Events.

     As used in this Current Report, the terms “ARRIS,” “we,” “our” and “us” each refer to ARRIS Group, Inc. and our consolidated subsidiaries, as appropriate in the context.

     We are filing this Form 8-K to update information regarding one of our customers, Cabovisao-Televisao por Cabo, S.A., and information relating to our recent repurchases of our 4 1/2% Subordinated Convertible Notes.

     Cabovisao-Televisao por Cabo, S.A., a Portugal-based MSO, accounted for approximately 6% of our total sales from continuing operations in 2002. As of March 5, 2003, Cabovisao owed us 18.6 million Euros. Cabovisao committed to a schedule of 2003 payments to us for our products and services and made a 2.0 million Euros payment to us in January. However, Cabovisao failed to make a scheduled 2.5 million Euros payment to us in February. In October 2002, Cabovisao’s parent company, Cable Satisfaction International, Inc., known as Csii, announced that it might have difficulty accessing or refinancing its senior credit facility, and on March 1, 2003, its bankers renewed the waivers pertaining to the maturity date of its credit facility, until March 26, 2003. CSii also indicated it would not make the scheduled March 3, 2003 interest payment on its senior unsecured notes. The announcement also indicated that the company had formed a special board committee and hired Rothschild to advise the committee to consider alternatives to meet its financial needs, including debt restructuring or a possible court-supervised restructuring, among other alternatives. We will not deliver further products to Cabovisao until we have a satisfactory payment plan with Cabovisao and are considering what actions should be taken regarding the situation. We cannot assure you that Cabovisao will pay us according to any schedule or that it will continue to place orders with us in the future.

     In 1998, we issued $115.0 million of 4 1/2% convertible subordinated notes due May 15, 2003. As of December 31, 2002, $23.9 million of the 4 1/2 % convertible subordinated notes remained outstanding. Between January 1, 2003 and March 5, 2003, we purchased approximately $12.4 million of our 4 1/2% convertible subordinated notes for cash at par. We intend to repurchase or repay the remaining 4 1/2% convertible subordinated notes (approximately $11.5 million as of March 5, 2003) on or before their maturity on May 15, 2003. Our credit facility imposes certain conditions on our ability to purchase or redeem the 4 1/2% convertible subordinated notes, although we currently meet all of those conditions and expect to continue to do so.

     This document contains several forward-looking statements about the plans and objectives of management, our financing plans and other matters. The words “estimate,” “project,” “intend,” “expect,” “believe,” “forecast” and similar expressions are intended to identify these forward-looking statements, but some of these statements may use other phrasing. Any statement in this document that is not a historical fact also is a forward-looking statement. Except to the extent required by applicable law, we expressly disclaim any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this document. Such forward-looking statements, wherever they occur in this document, are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements, include (i) the impact of the financial situation of Cabovisao and its parent company, CSii, including Cabovisao’s ability to make

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payments for the amounts owed to us or to make future orders for our products, and (ii) financial factors that may affect our ability to meet conditions under our credit agreement to repurchase or repay the outstanding 4 1/2% Convertible Subordinated Notes. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect our business. Additional information regarding these and other factors can be found in our reports filed with the Securities and Exchange Commission.

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SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arris Group, Inc.

By:	/s/ David B. Potts

David B. Potts
Senior Vice President, Finance

Dated: March 10, 2003

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